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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                             Current Report Pursuant
                          to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):

                                NOVEMBER 23, 1999

                             3TEC ENERGY CORPORATION
             (Exact name of Registrant as specified in its charter)

DELAWARE                            0-21702                76-0624573
(State or other jurisdiction        (Commission File       (IRS Employer
of incorporation)                   Number)                Identification No.)

          Two Shell Plaza, 777 Walker, Suite 2400, Houston, Texas 77002
              (Address of principal executive offices and zip code)

                                 (713) 222-6275
               Registrant's telephone number, including area code

                          MIDDLE BAY OIL COMPANY, INC.
                  1221 Lamar, Suite 1020, Houston, Texas 77010
                             Former Name and Address

ITEM 7 FINANCIAL STATEMENTS AND EXHIBIT

         As discussed in Item 2 of Form 8-K filed with the commission on December 6, 1999, on November 23, 1999 Middle Bay Oil Company, Inc., now known as 3TEC Energy Corporation (the "Company") closed the previously announced transaction to purchase properties and interests owned by a group of private sellers which is managed by Floyd Oil Company (the "Floyd Oil Properties"). The Company wishes to amend the Form 8-K filed on December 6, 1999 by filing the Real Estate Exchange Agreement by and between Middle Bay Oil Company, Inc. and Floyd Oil Company as an exhibit.

         In addition, as discussed in Item 5 of Form 8-K filed with the commission on

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December 6, 1999, concurrent with the closing of the purchase of the Floyd
Oil Properties, Middle Bay entered into a new $250 million credit facility with Bank One, Texas, N.A., as agent and Union Bank of California, Wells Fargo Bank, CIBC, Inc. and Bank of Nova Scotia as participating lenders. The Company wishes to amend the Form 8-K filed on December 6, 1999 by filing the Restated Credit Agreement by and among Middle Bay Oil Company, Inc., Enex Resources Corporation and Middle Bay Production Company, Inc. as borrowers, and Bank One, Texas, N.A. and other institutions as lenders as an exhibit.

(c) Exhibits.     The following exhibits are filed herewith:

2.1 Real Estate Exchange Agreement by and between Middle Bay Oil Company, Inc. and Floyd Oil Company.

10.1 Restated Credit Agreement by and among Middle Bay Oil Company, Inc., Enex Resources Corporation and Middle Bay Production Company, Inc. as borrowers, and Bank One, Texas, N.A. and other institutions as lenders.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            3TEC Energy Corporation
                                            (Registrant)

Date: December 17, 1999                     By: /s/ Floyd C. Wilson
                                            Floyd C. Wilson
                                            President, Chief Executive Officer
                                            and Chairman of the Board

EXHIBIT INDEX: The following exhibits are filed herewith and are incorporated herein by reference:

2.1 Real Estate Exchange Agreement by and between Middle Bay Oil Company, Inc. and Floyd Oil Company.

10.1 Restated Credit Agreement by and among Middle Bay Oil Company, Inc., Enex Resources Corporation and Middle Bay Production Company, Inc. as borrowers, and Bank One, Texas, N.A. and other institutions as lenders.